SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Anacomp, Inc.
(Name of Registrant as Specified In Its Charter)

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YOUR BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND
RETURN THE ENCLOSED WHITE PROXY CARD TODAY!

January 21, 2004

To Our Shareholders:

        We are pleased to enclose the proxy materials for Anacomp's 2004 Annual Meeting of Shareholders along with the 2003 Annual Report. The Annual Report will give you an overview of the significant milestones achieved in the past year. Our Board believes these accomplishments are attributed to management's successful implementation of the strategic business plan adopted two years ago and having a Board of Directors focused on creating value for all shareholders.

        Despite our progress, a dissident shareholder and twice past director, Lloyd Miller, has decided to launch a proxy contest to elect himself and two handpicked nominees to your Board. Your Board of Directors believes that the election of Mr. Miller and his slate of directors is not in the best interests of all shareholders and urges you to disregard the Blue proxy card and any proxy material he may send to you.

        In Mr. Miller's view the Company needs directors who will cut costs, focus on the performance of growth businesses, develop new technology, improve operating performance and balance the needs of the shareholders. We agree, and your Board is doing just that. Please refer to the Annual Report to see the results of our progress.

YOUR BOARD BELIEVES THAT THE ELECTION OF MR. MILLER AND
HIS SLATE OF HANDPICKED NOMINEES WOULD BE DISTRACTING,
DIVISIVE AND HAMPER THE BOARD'S EFFORTS TO MAXIMIZE VALUE
FOR ALL SHAREHOLDERS!

        As indicated in our enclosed proxy statement, the Board has reached these conclusions based on its belief that the election of Mr. Miller or any nominee on his slate would create the appearance, and quite possibly the reality, of a factionalized board that is deeply, and potentially irreconcilably, divided over issues relating to Anacomp's future direction and unable to deliberate in a collaborative manner to reach a consensus on important strategic issues. We believe that a divided board could undermine confidence in Anacomp's ability to maintain progress in our business.

15378 Avenue of Science,
San Diego, CA 92128
(858) 716-3400
 www.anacomp.com

        The independent directors believe that another important reason to oppose Mr. Miller and his slate of nominees is because they are trying to unseat Edward P. Smoot (Phil) our current Chairman of the Board of Directors. Phil has chaired the Board since Anacomp emerged from our Chapter 11 reorganization proceedings. The entire board views Phil as a primary architect of Anacomp's successful completion of its court-approved plan of reorganization and considers that he has played a critical role in positioning Anacomp well for future growth. Anacomp needed Phil's knowledge and leadership when it emerged from its reorganization proceedings on January 1, 2002; it desires those skills today.

DON'T LET MR. MILLER DERAIL ANACOMP'S FORWARD MOMENTUM.
SEND HIM A MESSAGE BY SIGNING AND RETURNING THE ENCLOSED
WHITE PROXY CARD TODAY!

        If you have any questions or require assistance in voting your proxy, please feel free to call MacKenzie Partners, Inc. at (800) 322-2885. Thank you for your support.

Sincerely,
Your Board of Directors

Jeffrey R. Cramer	James F. McGovern

Gary J. Fernandes
Edward P. Smoot
Mark K. Holdsworth
Fred G. Jager	Michael E. Tennenbaum